EXHIBIT 99.1

MicroVision Announces Addition of Judy Curran to its Board of Directors

REDMOND, Wash., Dec. 01, 2020 (GLOBE NEWSWIRE) -- MicroVision, Inc. (Nasdaq: MVIS), an innovative leader in solid state lidar sensor and ultra-miniature laser display technology based on its proprietary laser beam scanning technology, today announced Judy Curran was appointed to its board of directors.

Curran is an accomplished senior automotive executive with over 30 years of experience in vehicle program, engineering and technology leadership. Curran has a strong record of leading innovation at Ford Motor Company where she served in a number of executive positions including Director of Technology Strategy, where she developed the cross-vehicle global strategy for key new technologies including assisted driving, infotainment, new electrical architectures, and connectivity. Previous executive roles at Ford included Vehicle Line Director, Vehicle Evaluation and Validation Director and VP Engineering for Automotive Components Holding LLC. Curran currently works at Ansys as its Head of Global Automotive Strategy. Ansys is a simulation software company used to simulate multi-physic systems including ADAS systems.

In addition to her executive experience, Curran has served on several boards including the Automotive Component Holdings Operating Board, a Ford Subsidiary; Board of Directors Executive Committee, Inforum Automotive NEXT; Board of Advisors, College of Engineering, Lawrence Technological University; German American Chamber of Commerce Board - Detroit Office and Board of Directors for SAE Foundation, SAE WCX, and SAE GLC Committees. Curran earned her Bachelor of Science in Electrical Engineering and Computer Software at Lawrence Technological University and her Master of Science in Electrical Engineering at the University of Michigan.

“Judy has an extensive background in executive and strategic leadership in the automotive industry during a distinguished career at Ford. We are fortunate to have her join our board,” said Brian Turner, Chairman and Lead Independent Director at MicroVision. “I believe automotive lidar sensor technology represents a significant opportunity and potential value to our shareholders. Judy brings a deep understanding of the current automotive marketplace including new technology, business strategy, operations and management. Her role at Ford Motor Company leading assisted driving strategy and other technology initiatives strengthens our board as we consider various opportunities. She will be a valuable addition to the MicroVision board of directors.”

“I am very excited to join the MicroVision board and I look forward to working with Brian, my fellow directors and management as the Company continues to explore strategic options with Craig-Hallum Capital Group, LLC, its financial advisor,” said Curran. “I am eager to bring my experience and energy to the board and help guide the Company in implementing a successful strategy.”

About MicroVision

MicroVision is the creator of PicoP® scanning technology, an ultra-miniature sensing and projection solution based on the laser beam scanning methodology pioneered by the Company. MicroVision’s platform approach for this sensing and display solution means that its technology can be adapted to a wide array of applications and form factors. We combine our hardware, software, and algorithms to unlock value for our customers by providing them a differentiated advanced solution for a rapidly evolving, always-on world.

MicroVision has a substantial portfolio of patents relating to laser beam scanning projection and sensing. MicroVision’s industry leading technology is a result of its extensive research and development. The Company is based in Redmond, Washington.

MicroVision and PicoP are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-Looking Statements

Certain statements contained in this release, including those relating to potential of the Company, potential strategic options, commercialization of the Company’s technology, the Company’s future products and product applications and those including words like “believe” are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in our forward-looking statements include the risk that the Company may not succeed in finding strategic solutions, including a potential sale of the Company, with acceptable timing, benefits or costs, our ability to operate with limited cash or to raise additional capital when needed; market acceptance of our technologies and products; and for products incorporating our technologies; the failure of our commercial partners to perform as expected under our agreements, including from the impact of the COVID-19 (coronavirus); our ability to identify parties interested in paying any amounts or amounts we deem desirable for the purchase or license of intellectual property assets; our or our customers’ failure to perform under open purchase orders, our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; our ability to maintain our listing on the Nasdaq Stock Market, and other risk factors identified from time to time in the Company's SEC reports, including the Company's Annual Report on Form 10-K filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect us to a greater extent than indicated. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact

David H. Allen
Darrow Associates, Inc.
408.427.4463
dallen@darrowir.com